EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-225916 on Form S-3 of our report dated February 26, 2021, relating to the financial statements and financial statement schedule of MidAmerican Energy Company appearing in this Annual Report on Form 10-K of MidAmerican Energy Company for the year ended December 31, 2020.

/s/ Deloitte & Touche LLP

Des Moines, Iowa
February 26, 2021